EXHIBIT 99

Archer Daniels Midland Company 4666 Faries Parkway Decatur, Il 62526

News Release

March 7, 2005                                  FOR IMMEDIATE RELEASE

ADM REPORTS GAIN OF $93 MILLION ON THE SALE
OF INTEREST IN TATE & LYLE PLC

Archer Daniels Midland Company reports the sale of its 27.9 million share interest in Tate & Lyle PLC for $271 million. The sale produced an after tax gain of $93 million or $.14 per share, which will be included in its fiscal 2005 3rd quarter results ending March 31, 2005.

Archer Daniels Midland Company (ADM) is a world leader in agricultural processing. ADM is one of the world's largest processors of soybeans, corn, wheat and cocoa. ADM is also a leader in the production of soy meal and oil, ethanol, corn sweeteners and flour. In addition, ADM produces value-added food and feed ingredients. Headquartered in Decatur, Illinois, ADM has over 26,000 employees, more than 250 processing plants and net sales for the fiscal year ended June 30, 2004 of $36.2 billion. Additional information can be found on ADM's Web site at http://www.admworld.com.

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From: Brian Peterson, Senior Vice President-Corporate Affairs
217/424-5413